[LOGO OF COMPUTER NETWORK TECHNOLOGY APPEARS HERE]

                                                            EXHIBIT 10Q


                        EMPLOYMENT/NON-COMPETE AGREEMENT

THIS AGREEMENT, dated 3/16, 1998 between Computer Network Technology Corporation, a Minnesota corporation ("CNT"), and

                                 Nick V. Ganio

Employee desires to obtain employment with CNT and CNT desires to employ Employee subject to the terms and conditions contained in this Agreement.

1. EMPLOYMENT. CNT hereby employs Employee and Employee accepts employment on the terms and conditions contained in this Agreement. Specific details surrounding the employment and compensation of Employee may be found in Exhibit
A. In the course of Employee's employment, Employee will perform such duties as CNT assigns to him or her from time to time. Employee will serve CNT to the best of Employee's ability and devote Employee's full time, attention, and efforts to the business and affairs of CNT. Employee confirms that he or she is not bound by any commitment inconsistent with Employee's obligations in this Agreement. Employee acknowledges that Employee's employment by CNT is "at will," which means that either CNT or Employee may terminate Employee's employment at any time for any or no reason. Employee acknowledges that, except for the President, no employee of CNT possesses the authority to change Employee's "at will" status or promise employment for any particular duration. Employee further acknowledges that he/she received a copy of CNT's Employee Handbook and agrees to provide CNT with a signed copy of the "Acknowledgment Form" found therein.

2. PROTECTION OF CONFIDENTIAL INFORMATION. For so long as Employee remains employed by CNT and at all times thereafter, Employee will not disclose or provide Confidential Information (as defined in Section 5) to any person except such persons, whether CNT employees or otherwise, whom Employee knows have been authorized by CNT to receive such information. Upon the termination of Employee's employment with CNT, Employee will return all Confidential Information, copies, and extracts thereof in Employee's possession.

3. DEFINITION OF CONFIDENTIAL INFORMATION. (a) "Confidential Information" includes Trade Secrets, Business Plans, Personnel Information, and Customer Information of CNT and its customers and other third parties with which it has established contractual relations, where:

(i) "Trade Secrets" means information that: (A) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use and (B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. The existence of a Trade Secret will not be negated merely because a person has acquired a Trade Secret without express or specific notice that it is a Trade Secret if, under all the circumstances, such person knows or has reason to know that the party who owns the information or has disclosed it intends or expects the secrecy of the type of information comprising the Trade Secret to be maintained. Trade secrets of CNT may include, but are not limited to, Business Plans, Personnel Information, Customer Information and Financial Information;

     (ii) "Business Plans" means, without limitation, any and all information pertaining to proposed products, proposed technologies, current or proposed marketing plans, current or proposed product tests, current or proposed product or service pricing, and financial projections;

     (iii) "Personnel Information" means information about the names, addresses, duties, compensation, or other personal characteristics of employees of CNT, its customers, or others with which it has established contractual relations; and

     (iv) "Customer Information" means the contractual terms and conditions, including prices, that CNT has established with any of its customers.

4. PATENTS, INVENTIONS, AND RELATED MATTERS. (a) Employee will promptly disclose in writing to CNT complete information concerning every invention or discovery, whether patentable or not, conceived or developed by Employee, either alone or with others, during Employee's employment by CNT or within six months thereafter, relating directly to the business, products, or services of CNT ("Developments"). Employee acknowledges that, except as provided in Section 4(b), all Developments are the property of CNT and assigns to CNT all of Employee's interest in all Developments.

(b) The provisions of Section 4(a) will not apply to any Development meeting the following conditions: (i) such Development was developed entirely on Employee's own time; (ii) such Development was made without the use of any CNT equipment, supplies, or Trade Secrets (as defined in Section 5); (iii) such Development does not relate (A) directly to the business of CNT or (B) to CNT's actual or demonstratably anticipated research or development; and (iv) such Development does not result from any work performed by Employee for CNT.

(c) Upon request and without further compensation, but at no expense to Employee, and whether during the term of Employee's employment with CNT or thereafter, Employee will do all reasonable acts that CNT determines are necessary or appropriate to obtain, sustain, reissue, extend, and enforce patents on any and all of such Developments assigned to CNT, to perfect, affirm, and record CNT's complete ownership and title to such Developments, and to cooperate in all proceedings and matters relating to such Developments.

(d) Employee will keep complete and accurate notes, data, and records of all Developments assigned to CNT in the manner and form requested by CNT. Such notes, data, and records will be the property of CNT, and, upon its request, Employee will promptly surrender them to it.

(e) Employee has listed on Exhibit B attached to this Agreement all inventions and ideas to which Employee claims an interest as a result of events occurring before the commencement of Employee's employment or promotion by CNT.

5. ENFORCEMENT. Employee acknowledges that the imposition of damages would be inadequate upon a breach or threatened breach of this Agreement by Employee. Consequently, in the event of a breach or threatened breach and in addition to any other remedies that may be available to CNT, CNT will be entitled to obtain injunctive relief to enforce the provisions of this Agreement.

6.  TERMINATION.
(a)       Automatic Termination. This Agreement shall terminate automatically:
          ----------------------

               (i)    by mutual written agreement of the parties;

               (ii)   upon the death of the Employee; or

               (iii) in the event the Employee becomes disabled and is unable to perform his duties hereunder for a period of 90 consecutive days or more.

(b)       Termination by the Company for Cause. The Company may terminate the
          ---------------------------------
          Employee's employment for Cause at any time without notice and without further obligation of any kind to the Employee. "Cause" shall mean:

               (i) any fraud, misappropriation, theft or embezzlement by the Employee;

               (ii) any conviction of or nolo contendere plea to a felony or gross misdemeanor by the Employee;

               (iii) Intentional or malicious misconduct or other willful or wanton misconduct by the Employee in the performance of his duties;

               (iv) willful and material misconduct, including willful and material failure to perform the Employee's duties, or illegal or dishonest acts;

               (v) any material breach by the Employee of the Employee's obligations under this Agreement;

               (vi) Any public conduct of the Employee that has or can reasonably be expected to have a demonstrably detrimental effect on the Company; or

               (vii)  the dissolution, liquidation or bankruptcy of the Company.

     With respect to any of the matters set forth in subparagraphs 7(b)(iii), 7(b)(iv), or 7(b)(v), the Company shall give the Employee written notification of the alleged deficiency, and the Employee shall be given a reasonable opportunity to correct the deficiency for a period of at least ten (10) days, unless the deficiency shall be of the kind that cannot reasonably be corrected.

     (c)  Termination by the Company other than for Cause.
          -----------------------------------------------

               (i) Notwithstanding the provisions of paragraph 7(b), the Company may terminate the Employee's employment for any reason, whether or not such reason constitutes Cause, without notice and without further obligation of any kind to the Employee, employee will be eligible for severance in paragraph 7.

               (ii) In the event the Company determines that the position of employee's title of VP Sales Worldwide must be headquartered at the Corporate location and Employee elects not to move to Minnesota, employee will be eligible to receive severance under the terms in paragraph 8.

7. SEVERANCE BENEFITS. Upon termination of the Employee's employment by the Company, other than for cause, as defined in Paragraph 6, the Employee shall be entitled to receive the Employee's base salary, calculated and paid as though the Employee had remained in the employment of the Company, for a period of six months (with the opportunity for an additional six months if Employee has not found employment), provided Employee executes a comprehensive release of claims acceptable to the Company. Such severance is subject to a reduction by any amounts earned by the Employee for employment or consulting work during the severance period. The Employee agrees to notify the Company of any such employment or consulting work.

8. AGREEMENT NOT TO COMPETE. Employee agrees that during employee's employment with the company and for a period of two years following termination for any reason, Employee will not engage directly or indirectly (as an owner, employee, consultant, or otherwise), or assist others in engaging (as an owner, employee, consultant or otherwise) in the design, development, manufacture, distribution, or marketing of any product or service that directly competes with any product or service that has been designed, developed, manufactured, sold, leased, distributed or marketed by CNT during the term of Employee's employment by CNT or the time of termination of employment.

9. CUSTOMER SOLICITATION - BASIC. The Employee recognizes and acknowledges that during employment the Employee will have access to, learn, be provided with and, in some cases, will prepare and create certain confidential and proprietary business information, including, but not limited to, client and customer information and customer lists, all of which are of substantial value to CNT in its business. The Employee agrees that in addition to any other limitation, for a period of 12 months after the termination of employment hereunder, the Employee will not, with respect to the "Business", on his or her behalf or on behalf of any other person, firm, or corporation, (a) call on any of CNT's customers, or any of its affiliates or subsidiaries for the purpose of soliciting and/or providing to any of these customers any customer information relating to the "Business", (b) in any way, directly or indirectly, for himself or herself, or on behalf of any other person, firm, or corporation, solicit, divert, or take away any customer of CNT, its affiliates, or its subsidiaries. The Business refers to the design, development, manufacture, distribution and sale of product or services sold by CNT.

10. CUSTOMER SOLICITATION - COMPREHENSIVE. For a period of 12 months after termination of employment for any reason, with or without cause, the Employee shall not directly or indirectly contact any then-current CNT customer for the purpose of selling or servicing this customer with any product or service that directly competes with products or services that were designed, developed, manufactured, sold, leased, distributed or marketed by CNT during the term of Employee's employment with CNT or the time of termination of employment.

The Employee's right to compete has been limited in Sections 9, 9 and 10 in this agreement only to the extent necessary to protect the Employer from unfair competition. However, reasonable people may differ in making this determination. If this restrictive covenant's scope or enforceability is disputed, a court or other trier of fact may modify and enforce the covenant to the extent necessary to be reasonable under the circumstances. The Employee further acknowledges that if employment with CNT terminates for any reason, the Employee can earn a livelihood without violating the foregoing restrictions and that the Employee's ability to earn a livelihood without violating these restrictions is a material condition to employment.

11. EMPLOYEE SOLICITATION - BASIC. The Employee agrees that for 12 months after termination of employment, the Employee will not, on behalf of himself or herself or on behalf of any other person, firm, or corporation, solicit any of the employees of CNT or any of its affiliates or subsidiaries nor will the Employee in any way, directly, or indirectly, for himself or herself, or on behalf of any other person, firm or corporation, solicit, divert, or take away any employees of CNT, its affiliates or its subsidiaries.

12. MISCELLANEOUS.

(A) ASSIGNMENT. This Agreement is personal to Employee and may not be assigned by him or her. This Agreement is binding on the successors of each party, including successors by operation of law. CNT may not assign this Agreement.

(B) SEVERABILITY. If, but only to the extent that, any provision of this Agreement is declared or found to be unenforceable, then both parties will be relieved of all obligations arising under such provision to the extent necessary. If possible, another provision that is enforceable and achieves substantially the same objective will be substituted. If the remainder of this Agreement is not affected by such declaration or finding and is capable of substantial performance, then the remainder will be enforced to the extent permitted by law.

(C) AMENDMENT. No amendment, waiver, or discharge under this Agreement will be valid unless in writing and signed by the party against which such amendment, waiver, or discharge is sought to be enforced. Failure to enforce any provision of this Agreement will not constitute a waiver of any further enforcement of that provision or any other provision of this Agreement.

(D) ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to its subject matter and there are no oral or written representations, understandings, or agreements relating to this Agreement that are not fully expressed herein.

(E) GOVERNING LAW AND WAIVER OF RIGHT TO TRIAL BY JURY. This Agreement will be governed by the laws of the State of Minnesota. Employee submit to the personal jurisdiction of the federal and state courts located in Minnesota in connection with all actions, matters, and disputes in any way related hereto.

(F) EFFECT OF AGREEMENT. BY EXECUTING THIS AGREEMENT, EMPLOYEE REPRESENTS THAT HE OR SHE HAS THOROUGHLY REVIEWED ITS TERMS, HAS, IF HE OR SHE SO DESIRED, CONSULTED WITH AN ATTORNEY, AND THAT HE OR SHE ACKNOWLEDGES THAT THE TERMS AND CONDITIONS OF THIS AGREEMENT ARE REASONABLE UNDER THE CIRCUMSTANCES.

IN WITNESS WHEREOF, this Agreement has been signed and delivered by Employee and a duly authorized officer or representative of CNT as of the date above written.

                                        COMPUTER NETWORK TECHNOLOGY
                                        CORPORATION

Employee:     /s/ Nick Ganio            By:       /s/  Kristine Ochu
         ------------------------          -------------------------------------

                                        Title:    Vice President Human Resources
                                              ----------------------------------

EXHIBIT A

                                      TO
                       EMPLOYMENT/NON-COMPETE AGREEMENT

The following outlines the specific details of Employee's employment at CNT, specifically as they relate to issue of Job Title, Compensation, Benefits and Stock Options.

1. JOB EMPLOYMENT. Employee will be employed as Vice President of Direct Sales Worldwide and will become an officer of CNT. As of January 1, 1999, Employee will be responsible for Worldwide Sales and Distribution (Direct, Channel and Channel Marketing). Employee will perform duties as are consistent with the employee's position and as they are assigned to him from time to time.

2. COMPENSATION. Employee will have base compensation at an annualized rate of $175,000. This will be paid on a semi-monthly basis on the 15th and last day of each month.

Employee will also be eligible for incentive compensation for the first twelve months of $175,000. This will be based on a commission plan designed and agreed to by the CEO and President and the Employee. CNT will provide $95,000 of the commission incentive through a non-recoverable draw of $7,917.00 payable monthly for the first twelve months of employment. Total guaranteed compensation for the Employee's first twelve months of active employment is $270,000.

Employee will be eligible for a $50,000 signing bonus which will be paid on the first payroll processing date after the date of hire.

Employee will also be eligible to participate in CNT's Executive Deferred Compensation Plan. The plan provides for a matching contribution by CNT of $.20 to the dollar up to a maximum annual CNT match of $10,000 per year per terms of the plan.

3. BENEFITS. CNT offers group medical, dental, group life and accidental death and dismemberment insurance, and disability insurance. CNT also offers a 401(k) Salary Savings Plan, an Employee Stock Purchase Plan, company paid holidays, personal time off starting at the five year employment level which equates to 20 days per year, and other benefits. Employee's eligibility for the benefits listed above is subject to the terms of each plan.

4. STOCK OPTIONS. Employee will be awarded a stock option to purchase 250,000 shares of CNT Common Stock in accordance with the terms of the stock option plan. The price per share would be the closing sale price for the trading day immediately preceding the date of approval by the Board of Directors. This option would vest in increments of 25% over four years with the first 25% vesting one year from the date of grant and 25% each anniversary thereafter.

Upon the effective date of a "Change of Control", the number of unvested options shall become immediately vested and exercisable per terms of the plan.

"Change of Control" means: (A) an acquisition (other than directly from CNT) by an individual, entity, or a group (excluding CNT or an employee benefit plan of CNT or a corporation controlled by CNT's shareholders) of 50% or more of CNT's Common Stock or voting securities; or (B) merger, consolidation, or sale of all or substantially all of CNT's assets (collectively, a "Business Combination") other than a Business Combination in which all or substantially all of the stockholders of CNT receive 50% or more of the stock of the company resulting from the Business Combination and at least a majority of the members of the board of directors of the resulting corporation were members of the Board of CNT immediately prior to the Business Combination.

5. EMPLOYMENT/NON-COMPETE AGREEMENT. Employee needs to sign the Employment/Non-Compete Agreement.

                                   EXHIBIT B
                                      TO
                       EMPLOYMENT/NON-COMPETE AGREEMENT

Employee claims that the following inventions or ideas were conceived, developed, or purchased by Employee before the commencement of Employee's employment by CNT (attach a separate sheet if necessary):



X   Employee does not claim any interest in any invention or idea as of the date hereof.

Do not disclose information you consider confidential. Use this space to describe briefly the product or process to which you claim an interest as well as such supporting documents as you believe would be helpful to identify the invention or idea, such as patent applications and notes indicating the relevant dates.


Date:  3/16, 1998                        /s/ Nick Ganio
                                  ----------------------------
                                  Employee